Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS SECOND quarter fiscal 2022 financial results

San Jose, CA – May 2, 2022. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal second quarter ended April 2, 2022 and outlook for its fiscal third quarter ending July 2, 2022.

Second Quarter Fiscal 2022 Financial Highlights

▪ Revenue: $1.91 billion, exceeded outlook

▪ GAAP operating margin: 4.3%

▪ GAAP diluted EPS: $0.83

▪ Non-GAAP(1) operating margin: 5.0%

▪ Non-GAAP diluted EPS: $1.14, exceeded outlook

Additional Second Quarter Highlights

▪ Cash flow from operations: $79 million

▪ Free cash flow: $52 million

▪ Share repurchases: 2.8 million for approximately $109 million

▪ Ending cash and cash equivalents: $560 million

▪ Non-GAAP pre-tax ROIC: 27.9%

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“We are pleased with our second quarter financial results. Strong demand across our end-markets and solid execution from our teams were key contributors to revenue and non-GAAP earnings per share growth,” stated Jure Sola, Chairman and Chief Executive Officer.

“The team continues to show great resilience in this dynamic market. We are focused on the fundamentals and we are confident in our business model. Based on our outlook for the third quarter and our strong performance in the first half of the fiscal year, we remain committed to revenue and non-GAAP earnings per share growth and solid cash generation for fiscal 2022,” concluded Sola.

Expanded Share Repurchase Program

Sanmina's Board of Directors has authorized the repurchase of up to an additional $200 million of Sanmina's common stock. The stock repurchase program has no expiration date. As of April 2, 2022, approximately $111 million remained available under the current repurchase program. The expansion of this program is consistent with Sanmina's capital allocation priorities.

Third Quarter Fiscal 2022 Outlook

The following outlook is for the fiscal third quarter ending July 2, 2022. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.825 billion to $1.925 billion

▪	GAAP diluted earnings per share between $0.88 to $0.98

▪	Non-GAAP diluted earnings per share between $1.05 to $1.15

The statements above concerning our financial outlook for the third quarter of fiscal year 2022 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, most notably ongoing supply chain constraints, including those resulting from the continuing impacts of the COVID-19 pandemic, and geopolitical uncertainty, including from the conflict in Ukraine. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter on Monday, May 2, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at fiscal Q2'2022 webcast. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 9288568.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	April 2,	October 2,
	2022	2021

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$559,893	$650,026
Accounts receivable, net	1,270,494	1,192,434
Contract assets	417,286	348,741
Inventories	1,437,955	1,036,511
Prepaid expenses and other current assets	61,525	53,952
Total current assets	3,747,153	3,281,664

Property, plant and equipment, net	525,362	532,985
Deferred tax assets	220,532	235,117
Other	156,867	156,953
Total assets	$4,649,914	$4,206,719

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,817,465	$1,464,693
Accrued liabilities	314,648	161,896
Accrued payroll and related benefits	116,794	117,648
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	2,267,657	1,762,987

Long-term liabilities:
Long-term debt	302,751	311,572
Other	241,416	253,532
Total long-term liabilities	544,167	565,104

Stockholders' equity	1,838,090	1,878,628
Total liabilities and stockholders' equity	$4,649,914	$4,206,719

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 2,	April 3,	April 2,	April 3,
	2022	2021	2022	2021
Net sales	$1,911,530	$1,699,677	$3,668,855	$3,454,926
Cost of sales	1,759,083	1,556,579	3,371,919	3,170,593
Gross profit	152,447	143,098	296,936	284,333

Operating expenses:
Selling, general and administrative	61,817	61,142	123,292	120,109
Research and development	5,472	5,353	10,249	10,158
Gain on sale of assets	-	-	(4,610)	-
Restructuring and other costs	2,932	11,880	4,346	13,784
Total operating expenses	70,221	78,375	133,277	144,051

Operating income	82,226	64,723	163,659	140,282

Interest income	349	244	658	474
Interest expense	(4,870)	(4,880)	(9,747)	(9,834)
Other income (expense), net	(1,408)	6,143	664	8,010
Interest and other, net	(5,929)	1,507	(8,425)	(1,350)
Income before income taxes	76,297	66,230	155,234	138,932
Provision for income taxes	23,077	19,193	43,380	43,874
Net income	$53,220	$47,037	$111,854	$95,058

Basic income per share	$0.85	$0.72	$1.76	$1.46
Diluted income per share	$0.83	$0.70	$1.71	$1.42

Weighted-average shares used in computing per share amounts:
Basic	62,845	65,249	63,622	65,244
Diluted	64,271	66,957	65,365	66,887

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 2,	January 1,	April 3,
	2022	2022	2021
GAAP Operating Income	$82,226	$81,433	$64,723
GAAP operating margin	4.3%	4.6%	3.8%
Adjustments:
Stock compensation expense (1)	9,330	9,032	9,224
Amortization of intangible assets	263	262	-
Distressed customer charges (2)	-	-	(296)
Legal and other (3)	-	833	-
Restructuring costs	2,932	1,414	11,880
Transaction costs	500	-	-
Gain on sales of long-lived assets	-	(4,610)	-
Non-GAAP Operating Income	$95,251	$88,364	$85,531
Non-GAAP operating margin	5.0%	5.0%	5.0%

GAAP Net Income	$53,220	$58,634	$47,037

Adjustments:
Operating income adjustments (see above)	13,025	6,931	20,808
Legal and other (3)	(110)	-	(4,807)
Adjustments for taxes (4)	7,036	5,705	4,402
Non-GAAP Net Income	$73,171	$71,270	$67,440

GAAP Net Income Per Share:
Basic	$0.85	$0.91	$0.72
Diluted	$0.83	$0.89	$0.70

Non-GAAP Net Income Per Share:
Basic	$1.16	$1.11	$1.03
Diluted	$1.14	$1.08	$1.01

Weighted-average shares used in computing per share amounts:
Basic	62,845	64,389	65,249
Diluted	64,271	66,233	66,957

(1) Stock compensation expense was as follows:

Cost of sales	$2,948	$3,783	$3,629
Selling, general and administrative	6,276	5,135	5,479
Research and development	106	114	116
Total	$9,330	$9,032	$9,224

(2)	Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3)	Represents expenses, charges and recoveries associated with certain legal matters.

(4) GAAP provision for income taxes	$23,077	$20,303	$19,193

Adjustments:
Tax impact of operating income adjustments	346	167	284
Discrete tax items	(3,526)	(384)	(232)
Deferred tax adjustments	(3,856)	(5,488)	(4,454)

Subtotal - adjustments for taxes	(7,036)	(5,705)	(4,402)
Non-GAAP provision for income taxes	$16,041	$14,598	$14,791

Q3 FY22 Earnings Per Share Outlook*:	Q3 FY22 EPS Range
	Low	High
GAAP diluted earnings per share	$0.88	$0.98
Stock compensation expense	$0.17	$0.17
Non-GAAP diluted earnings per share	$1.05	$1.15

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the third quarter of FY22, an estimate of such items is not included in the outlook for Q3 FY22 GAAP EPS.

Condensed Consolidated Cash Flow Statement
(in thousands)
(Unaudited)

	Three Month Periods
($ in thousands)	Q2'22	Q1'22	Q4'21	Q3'21	Q2'21
GAAP Net Income	$53,220	$58,634	$56,565	$117,375	$47,037
Depreciation and amortization	27,567	27,465	27,452	27,373	27,196
Other, net	15,429	12,101	9,673	3,339	19,498
Net change in net working capital	(17,243)	(29,900)	(1,969)	(44,366)	(12,642)
Cash provided by operating activities	78,973	68,300	91,721	103,721	81,089

Purchases of long-term investments	(1,000)	-	(1,000)	(1,705)	-
Net purchases of property & equipment	(27,263)	(17,362)	(29,490)	(17,182)	(14,349)
Proceeds from sale of intellectual property	-	-	-	5,000	-
Cash paid for businesses acquired	-	-	-	(21,408)	-
Cash used in investing activities	(28,263)	(17,362)	(30,490)	(35,295)	(14,349)

Net share repurchases	(113,146)	(67,773)	(32,394)	(15,698)	(1,502)
Net borrowing activities	(4,688)	(4,688)	(4,688)	(4,688)	(4,688)
Proceeds from other notes receivable	-	-	2,500	-	-
Cash used in financing activities	(117,834)	(72,461)	(34,582)	(20,386)	(6,190)

Effect of exchange rate changes	(700)	(786)	(467)	628	(1,404)

Net change in cash & cash equivalents	$(67,824)	$(22,309)	$26,182	$48,668	$59,146

Free cash flow:
Cash provided by operating activities	$78,973	$68,300	$91,721	$103,721	$81,089
Net purchases of property & equipment	(27,263)	(17,362)	(29,490)	(17,182)	(14,349)
Proceeds from sale of intellectual property	-	-	2,500	5,000	-
	$51,710	$50,938	$64,731	$91,539	$66,740

Pre-tax Return on Invested Capital (ROIC)
($ in thousands)
(Unaudited)

		Three Month Periods
		Q2 FY22	Q1 FY22	Q4 FY21	Q3 FY21	Q2 FY21
GAAP operating income		$82,226	$81,433	$66,753	$74,265	$64,723
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		328,904	325,732	267,012	297,060	258,892
Average invested capital (1)	÷	1,365,669	1,337,989	1,316,373	1,274,041	1,237,417
GAAP pre-tax ROIC		24.1%	24.3%	20.3%	23.3%	20.9%

Non-GAAP operating income		$95,251	$88,364	$78,341	$82,454	$85,531
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		381,004	353,456	313,364	329,816	342,124
Average invested capital (1)	÷	1,365,669	1,337,989	1,316,373	1,274,041	1,237,417
Non-GAAP pre-tax ROIC		27.9%	26.4%	23.8%	25.9%	27.6%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.